UNDERWRITING AGREEMENT

         This UNDERWRITING AGREEMENT, made this 7th day of February, 1996, by and between Legg Mason Tax-Free Income Fund, a Massachusetts business trust ("Trust"), and Legg Mason Wood Walker, Incorporated, a Maryland Trust (the "Distributor").

         WHEREAS, the Trust is registered with the Securities and Exchange Commission as an open-end investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and has registered its shares of beneficial interest for sale to the public under the Securities Act of 1933 (the "1933 Act") and various state securities laws; and

         WHEREAS, the Trust intends to offer for public sale distinct series of shares of beneficial interest, each corresponding to a distinct portfolio ("Series"); and

         WHEREAS, the Trust wishes to retain the Distributor as the principal underwriter in connection with the offering and sale of the shares of beneficial interest of each Series as now exists and as hereafter may be established ("Shares") and to furnish certain other services to the Trust as specified in this Agreement; and

         WHEREAS, this Agreement has been approved by separate votes of the Trust's Board of Trustees and of certain disinterested Trustees in conformity with Section 15 of, and paragraph (b)(2) of Rule 12b-1 under, the 1940 Act; and

         WHEREAS, the Distributor is willing to act as principal underwriter and to furnish such services on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed as follows:

         1. (a) The Trust hereby appoints the Distributor as principal underwriter in connection with the offering and sale of each Series. The Distributor, as exclusive agent for the Trust, upon the commencement of operations of any Series and subject to applicable federal and state law and the Articles of InTrust and By-Laws of the Trust, shall: (i) promote the Series;
(ii) solicit orders for the purchase of the Shares subject to such terms and conditions as the Trust may specify; and (iii) accept orders for the purchase of the Shares on behalf of the Trust (collectively, "Distribution Services").


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The Distributor shall comply with all applicable federal and state laws and offer the Shares of each Series on an agency or "best efforts" basis under which the Trust shall issue only such Shares as are actually sold. The Distributor shall have the right to use any list of shareholders of the Trust or any Series or any other list of investors which it obtains in connection with its provision of services under this Agreement; provided, however, that the Distributor shall not sell or knowingly provide such list or lists to any unaffiliated person without the consent of the Trust's Board of Trustees.

            (b) The Distributor shall provide ongoing shareholder liaison services, including responding to shareholder inquiries, providing shareholders with information on their investments, and any other services now or hereafter deemed to be appropriate subjects for the payments of "service fees" under
Article III, Section 26 of the Rules of Fair Practice of the National Association of Securities Dealers, Inc. (collectively, "Shareholder Services").

         2. The Distributor may enter into dealer agreements with registered and qualified securities dealers it may select for the performance of Distribution and Shareholder Services, and may enter into agreements with qualified dealers and other qualified entities to perform recordkeeping and sub-accounting services, the form of such agreements to be as mutually agreed upon and approved by the Trust and the Distributor. In making such arrangements, the Distributor shall act only as principal and not as agent for the Trust. No such dealer or other entity is authorized to act as agent for the Trust in connection with the offering or sale of Shares to the public or otherwise.

         3. The public offering price of the Shares of each Series shall be the net asset value per share (as determined by the Trust) of the outstanding Shares of the Series plus any applicable sales charge as described in the Registration Statement of the Trust. The Trust shall furnish the Distributor with a statement of each computation of public offering price and of the details entering into such computation.

         4. As compensation for providing Distribution Services under this Agreement, the Distributor shall retain the sales charge, if any, on purchases of Shares as set forth in the Registration Statement. The Distributor is authorized to collect the gross proceeds derived from the sale of the Shares, remit the net asset value thereof to the Trust upon receipt of the proceeds and retain the sales charge, if any. The Distributor shall receive from each Series a distribution fee and a service fee at the rates and under the terms and conditions of the Plan of Distribution ("Plan") adopted by the Trust with respect

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to the Series, as such Plan is in effect from time to time, and subject to any further limitations on such fees as the Trust's Board of Trustees may impose. The Distributor may reallow any or all of the sales charge, distribution fee and service fee that it has received under this Agreement to such dealers or sub-accountants as it may from time to time determine; provided, however, that the Distributor may not reallow to any dealer for Shareholder Services an amount in excess of .25% of the average annual net asset value of the shares with respect to which said dealer provides Shareholder Services.

         5. As used in this Agreement, the term "Registration Statement" shall mean the registration statement most recently filed by the Trust with the Securities and Exchange Commission and effective under the 1940 Act and 1933 Act, as such Registration Statement is amended by any amendments thereto at the time in effect, and the terms "Prospectus" and "Statement of Additional Information" shall mean, respectively, the form of prospectus and statement of additional information with respect to each Series filed by the Trust as part of the Registration Statement, or as they may be amended from time to time.

         6. The Distributor shall print and distribute to prospective investors Prospectuses, and shall print and distribute, upon request, to prospective investors Statements of Additional Information, and may print and distribute such other sales literature, reports, forms and advertisements in connection with the sale of the Shares as comply with the applicable provisions of federal and state law. In connection with such sales and offers of sale, the Distributor and any dealer or sub-accountant shall give only such information and make only such statements or representations as are contained in the Prospectus, Statement of Additional Information, or in information furnished in writing to the Distributor by the Trust, and the Trust shall not be responsible in any way for any other information, statements or representations given or made by the Distributor, any dealer or sub-accountant, or their representatives or agents. Except as specifically provided in this Agreement, the Trust shall bear none of the expenses of the Distributor in connection with its offer and sale of the Shares.

         7. The Trust agrees at its own expense to register the Shares with the Securities and Exchange Commission, state and other regulatory bodies, and to prepare and file from time to time such Prospectuses, Statements of Additional Information, amendments, reports and other documents as may be necessary to maintain the Registration Statement. Each Series shall bear all expenses related to preparing and typesetting such Prospectuses, Statements of Additional Information, and other materials required by law and such

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other expenses, including printing and mailing expenses, related to such Series'
communications with persons who are shareholders of that Series.

         8. The Trust agrees to indemnify, defend and hold the Distributor, its several officers and Trustees, and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Distributor, its officers or Trustees, or any such controlling person may incur, under the 1933 Act or under common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in the Registration Statement or arising out of or based upon any alleged omission to state a material fact required to be stated or necessary to make the Registration Statement not misleading, provided that in no event shall anything contained in this Agreement be construed so as to protect the Distributor against any liability to the Trust or its shareholders to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement, and further provided that the Trust shall not indemnify the Distributor for conduct set forth in paragraph 9.

         9. The Distributor agrees to indemnify, defend and hold the Trust, its several officers and Trustees, and any person who controls the Trust within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Trust, its officers or Trustees, or any such controlling person may incur, under the 1933 Act or under common law or otherwise, on account of any wrongful act of the Distributor or any of its employees or arising out of or based upon any alleged untrue statement of a material fact contained in information furnished in writing by the Distributor to the Trust for use in the Registration Statement or arising out of or based upon any alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement or necessary to make such information not misleading. As used in this paragraph, the term "employee" shall not include a corporate entity under contract to provide services to the Trust or any Series, or any employee of such a corporate entity, unless such person is otherwise an employee of the Trust.

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         10. The Trust reserves the right at any time to withdraw all offerings of the Shares of any or all Series by written notice to the Distributor at its principal office.

         11. The Trust shall not issue certificates representing Shares unless requested by a shareholder. If such request is transmitted through the Distributor, the Trust will cause certificates evidencing the Shares owned to be issued in such names and denominations as the Distributor shall from time to time direct, provided that no certificates shall be issued for fractional Shares.

         12. The Distributor may at its sole discretion, directly or through dealers, repurchase Shares offered for sale by the shareholders or dealers. Repurchase of Shares by the Distributor shall be at the net asset value next determined after a repurchase order has been received. The Distributor will receive no commission or other remuneration for repurchasing Shares. At the end of each business day, the Distributor shall notify by telex or in writing, the Trust and State Street Bank and Trust Company, the Trust's transfer agent, of the orders for repurchase of Shares received by the Distributor since the last such report, the amount to be paid for such Shares, and the identity of the shareholders or dealers offering Shares for repurchase. Upon such notice, the Trust shall pay the Distributor such amounts as are required by the Distributor for the repurchase of such Shares in cash or in the form of a credit against moneys due the Trust from the Distributor as proceeds from the sale of Shares. The Trust reserves the right to suspend such repurchase right upon written notice to the Distributor. The Distributor further agrees to act as agent for the Trust to receive and transmit promptly to the Trust's transfer agent shareholder and dealer requests for redemption of Shares.

         13. The Distributor is an independent contractor and shall be agent for the Trust only in respect to the sale and redemption of the Shares.

         14. The services of the Distributor to the Trust under this Agreement are not to be deemed exclusive, and the Distributor shall be free to render similar services or other services to others so long as its services hereunder are not impaired thereby.

         15. The Distributor shall prepare reports for the Trust's Board of Trustees on a quarterly basis showing such information concerning expenditures related to this Agreement as from time to time shall be reasonably requested by the Board of Trustees.

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         16. As used in this Agreement, the terms "assignment", "interested person", and "majority of the outstanding voting securities" shall have the meanings given to them by Section 2(a) of the 1940 Act, subject to such exemptions as may be granted by the Securities and Exchange Commission by any rule, regulation or order.

         17. This Agreement will become effective with respect to each Series on the date first written above and, unless sooner terminated as provided herein, will continue in effect for one year from the above written date. Thereafter, if not terminated, this Agreement shall continue in effect with respect to each Series for successive annual periods ending on the same date of each year, provided that such continuance is specifically approved at least annually (i) by the Trust's Board of Trustees or (ii) by a vote of a majority of the outstanding voting securities of the Series (as defined in the 1940 Act), provided that in either event the continuance is also approved by a majority of the Trust's Trustees who are not interested persons (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

         18. This Agreement is terminable with respect to any Series or in its entirety without penalty by the Trust's Board of Trustees, by vote of a majority of the outstanding voting securities of each affected Series (as defined in the 1940 Act), or by the Distributor, on not less than 60 days' notice to the other party and will be terminated upon the mutual written consent of the Distributor and the Trust. This Agreement will also automatically and immediately terminate in the event of its assignment.

         19. No provision of this Agreement may be changed, waived, discharged or terminated orally, except by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

         20. In the event this Agreement is terminated by either party or upon written notice from the Distributor at any time, the Trust hereby agrees that it will eliminate from its corporate name any reference to the name of "Legg Mason." The Trust shall have the non-exclusive use of the name "Legg Mason" in whole or in part only so long as this Agreement is effective or until such notice is given.

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         IN WITNESS WHEREOF, the parties hereto caused this Agreement to be executed by their officers thereunto duly authorized.

Attest:                                   LEGG MASON TAX-FREE INCOME FUND

By: /s/ Kathi D. Bair                     By: /s/ Marie K. Karpinski
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Attest:                                   LEGG MASON WOOD WALKER, INCORPORATED

By: /s/ Ana Ramage                        By: /s/ John F. Curley
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